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                                                                   Exhibit 10(p)

                            DEPOSIT ESCROW AGREEMENT
                            ------------------------

         THIS AGREEMENT is made and entered into as of the 10th day of October, 1997, by and among REGENT COMMUNICATIONS, INC., a Delaware corporation ("Buyer"); REDWOOD BROADCASTING, INC. ("Seller"); and SECURITY TITLE & GUARANTY AGENCY, INC., as escrow agent ("Escrow Agent").

                                   WITNESSETH:

         WHEREAS, Seller and Buyer have entered into a certain Agreement of Merger, dated October 10, 1997 (the "Merger Agreement"), under which Alta California Broadcasting, Inc. a wholly-owned subsidiary of Seller ("Alta"), will be merged with and into Regent Acquisition Corp., a wholly-owned subsidiary of Buyer, as a result of which Buyer will own all of the outstanding capital stock of Alta; and

         WHEREAS, Seller and Buyer desire Escrow Agent to serve as Escrow Agent for certain monies to be held to secure Buyer's performance under the Merger Agreement, and Escrow Agent is willing to do so, all upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, on the basis of the mutual promises and covenants set forth herein, it is agreed as follows:

                           1. DELIVERY OF ESCROW FUND
                              -----------------------

         1.1 Upon the approval by Buyer of all Exhibits and related documents required to be delivered by Alta under the Merger Agreement, Buyer shall deliver to Escrow Agent an irrevocable, stand-by letter of credit in the amount of One Hundred Seventy-Five Thousand Dollars ($175,000) (the "Escrow Fund").

         1.2 The Escrow Fund shall be held on the terms and subject to the limitations set forth herein as a source of funds for the payment of liquidated damages in the event that a Closing under the Merger Agreement is not consummated solely by reason of a material breach by Buyer, and shall be released by the Escrow Agent in accordance with the terms and conditions hereinafter set forth.

                 2. MAINTENANCE AND DISTRIBUTION OF ESCROW FUND
                    -------------------------------------------

         2.1 Escrow Agent shall hold or promptly place the Escrow Fund, if converted to cash, in such investment vehicle and financial institution as may be designated by Buyer from time to time. In the event Escrow Agent receives no such designation, Escrow Agent shall invest the cash Escrow Fund in federally-insured savings accounts. Escrow Agent shall not be liable for the investment results, or lack thereof, achieved by the investment vehicle chosen by Buyer, nor




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shall Escrow Agent have any liability for loss of the Escrow Fund in the event of the financial failure of the financial institution chosen by Buyer.

         2.2 At the time and place of the Closing under the Merger Agreement, and simultaneously with the performance by Buyer and Seller of their respective obligations under the Merger Agreement, Buyer and Seller shall instruct the Escrow Agent to deliver or pay the Escrow Fund to Buyer.

         2.3 On the fifteenth (15th) day after Escrow Agent's receipt of written notice from Seller (with evidence of service of such notice on Buyer) that (a) the Merger Agreement has been terminated pursuant to Section 29(a) of the Merger Agreement solely because of Buyer's material breach of the Merger Agreement which was not cured within any applicable cure period, and (b) all other conditions to Closing are at such time satisfied or waived (other than such conditions as can reasonably be expected to be satisfied by the Closing) ("Seller's Notice"), Escrow Agent shall deliver the Escrow Fund to Seller; provided, however, that Escrow Agent shall make no such delivery if Buyer, prior to the expiration of the aforesaid 15-day period, has provided notice to Escrow Agent and Seller of its countervailing claim to the Escrow Fund or otherwise claims that Seller is not entitled to the Escrow Fund for any reason ("Buyer's Rebuttal Notice").

         2.4 On the fifteenth (15th) day after Escrow Agent's receipt of written notice from Buyer (with evidence of service of such notice on Seller) that the Merger Agreement has been terminated for any reason other than the circumstances described in Section 2.3 above ("Buyer's Notice"), Escrow Agent shall deliver the Escrow Fund to Buyer; provided, however, that Escrow Agent shall make no such delivery if Seller, prior to the expiration of the aforesaid 15-day period, has provided notice to Escrow Agent and Buyer of Seller's countervailing claim to the Escrow Fund or otherwise claims that Buyer is not entitled to the Escrow Fund for any reason ("Seller's Rebuttal Notice").

         2.5 After timely receipt by Escrow Agent of Seller's Rebuttal Notice or Buyer's Rebuttal Notice, Escrow Agent shall not deliver the Escrow Fund until such time as Escrow Agent receives: (a) a written agreement signed by Seller and Buyer providing instructions as to the disposition of the Escrow Fund, or (b) a certified copy of an order or judgment from an arbitrator or court which has become final (meaning that the order or judgment is no longer subject to appeal to or review by a court of competent jurisdiction) with respect to the disposition of the Escrow Fund, at which time, Escrow Agent shall deliver the Escrow Fund in accordance with said agreement, order or judgment. Any interest earned on the Escrow Fund in all events shall be delivered to Buyer at the termination of this Agreement. Notwithstanding the foregoing, after receipt by Escrow Agent of Seller's Rebuttal Notice or Buyer's Rebuttal Notice, Escrow Agent may, but need not: (a) deposit the Escrow Fund with any court which has properly assumed jurisdiction of any dispute hereunder, or (b) commence an action in interpleader in any court of competent jurisdiction in Ohio and deposit the Escrow Fund and any interest earned thereon with such court; and thereupon, Escrow Agent shall be discharged from all further duties under this Agreement.



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         2.6 Notwithstanding any other provision of this Escrow Agreement,
Escrow Agent shall, upon receipt of written instructions signed jointly by Seller and Buyer, deliver the Escrow Fund to the party or parties named in, or otherwise act in accordance with such instructions.

         2.7 In the event there has not been delivered to the Escrow Agent a renewed and extended letter of credit within thirty (30) days of the expiration date of the letter of credit then on deposit, the Escrow Agent is hereby irrevocably authorized and directed without notice to or further action from Buyer or Seller and without regard to any contrary instructions from either Buyer or Seller to draw on said letter of credit in full and to accept and hold the proceeds therefrom in escrow pursuant to the terms of this Agreement, in which event the cash proceeds, and all interest earned thereon, shall be deemed to be the Escrow Fund.

                              3. GENERAL PROVISIONS
                                 ------------------

         3.1 This Escrow Agreement shall become effective as of the date hereof and shall continue in force until the final delivery of the Escrow Fund and any interest earned thereon by Escrow Agent pursuant to the terms of this Escrow Agreement. This Agreement shall then terminate and the Escrow Agent shall be discharged of all responsibility hereunder.

         3.2 All notices, demands or other communications required or permitted by this Escrow Agreement shall be in writing and shall be: (a) delivered personally, (b) sent, charges prepaid, by nationally recognized overnight delivery service, or (c) by facsimile transmission, to all of the following persons at the specified addresses or facsimile transmission phone number (or at such other address or facsimile transmission phone number as any party may designate in writing to the other parties):

                  To Seller:       Redwood Broadcasting, Inc.
                                   7518 Elbow Bend Road
                                   P. O. Box 3463
                                   Carefree, Arizona 85377
                                   Attention:  John C. Power
                                   Fax:  (602) 488-2384

                  Copy to:         Pepper & Corazzini, L.L.P.
                                   1776 K Street, Northwest
                                   Suite 200
                                   Washington, D. C.  20006
                                   Attention:  Peter Gutmann
                                   Fax:  (202) 296-5572

                  If to Buyer:     Regent Communications, Inc.
                                   50 East RiverCenter Boulevard, Suite 180
                                   Covington, Kentucky 41011
                                   Attention: Terry S. Jacobs
                                   Fax: (606) 292-0352


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         Copy to:                  Strauss & Troy
                                   2100 PNC Center
                                   201 East Fifth Street
                                   Cincinnati, Ohio  45202
                                   Attention:  Alan C. Rosser
                                   Fax: (513) 241-8289

         If to Escrow Agent:       Security Title & Guaranty Agency, Inc.
                                   2100 PNC Center
                                   201 East Fifth Street
                                   Cincinnati, Ohio 45202
                                   Attention: William V. Strauss
                                   Fax: (513) 241-8259

A copy of any notice or communication given by any party to any other party hereto shall be given at the same time to every party to this Escrow Agreement. Each notice, demand or other communication which shall be delivered or sent in the manner described above shall be deemed effective for all purposes at such time it is actually delivered to the addressee (with the delivery receipt or the affidavit of messenger or facsimile confirmation sheet being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         3.3 In no event shall the Escrow Agent be liable for any act or failure to act under the provisions of this Escrow Agreement, except where its acts are the result of its own gross negligence or willful misconduct. The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any waiver, modification, amendment, termination or rescission of this Escrow Agreement, unless in writing received by it and signed by Buyer and Seller. No right, duty or obligations of the Escrow Agent hereunder shall be changed or modified without the Escrow Agent's prior written consent.

         3.4 The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it in connection herewith, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained, which it reasonably believes to be genuine and what it purports to be.

         3.5 In the event that the Escrow Agent shall find it necessary to consult with counsel of its own choosing in connection with this Escrow Agreement, the Escrow Agent shall not incur any liability for any action taken in accordance with such advice. Buyer, on the one hand, and Seller, on the other hand, jointly and severally, shall indemnify and hold harmless the Escrow Agent for any liability, loss, claim or damage incurred by the Escrow Agent in connection with this Escrow Agreement, including any claims by third parties, unless such liability, loss, claim or




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damage is a result of Escrow Agent's own gross negligence or willful misconduct.
This indemnification shall survive termination of this Escrow Agreement.

         3.6 The Escrow Agent may resign at any time by giving a minimum of thirty (30) days prior written notice of resignation to both Buyer and Seller, such resignation to be effective on the date specified in such notice. Any assets held by the Escrow Agent under the terms of this Escrow Agreement as of the effective date of the resignation shall be delivered to a successor Escrow Agent designated in writing by both Buyer and Seller.

         3.7 Escrow Agent is not a party to, and is not bound by, any agreement relating to the Escrow Fund other than as expressly set forth herein. In the event that any of the terms and provisions of any other agreement (excluding any amendment to this Escrow Agreement) between any of the parties hereto, conflict or are inconsistent with any of the provisions of this Escrow Agreement, the terms and provisions of this Escrow Agreement shall govern and control in all respects.

         3.8 The Escrow Agent shall serve hereunder without compensation. In the event that Buyer or Seller file a lawsuit or institute arbitration or other formal legal action against the other (including any counterclaim to a lawsuit filed by the other party) to enforce its right to the Escrow Fund under this Agreement, the prevailing party shall be reimbursed by the other party (either Seller or Buyer, as the case may be) and the non-prevailing party shall reimburse Escrow Agent for all expenses incurred therewith, including reasonable attorneys' fees.

         3.9 This Escrow Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

         3.10 The construction and performance of this Escrow Agreement shall be governed by the laws of the State of California without giving effect to the choice of law provisions thereof.

         3.11 This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above set forth.

BUYER:                                    ESCROW AGENT:

REGENT COMMUNICATIONS, INC.               SECURITY TITLE & GUARANTY
                                          AGENCY, INC.

By: ______________________________        By: ________________________________
Name: ____________________________        Name: ______________________________
Its:______________________________        Its:________________________________

SELLER:

REDWOOD BROADCASTING, INC.

By: ______________________________
Name: ____________________________
Its: _____________________________